Exhibit 10.2
FIRST AMENDMENT AGREEMENT

FIRST AMENDMENT AGREEMENT (this “Agreement”), dated as of September 28, 2010, by and among Crystal Rock Holdings, Inc., individually and as successor by merger to Vermont Pure Holdings, Ltd. (“Holdings”), Crystal Rock LLC (“Crystal Rock”, and together with Holdings, collectively, the “Borrowers”), Bank of America, N.A. (“Bank of America”) and the other lending institutions party to that certain Credit Agreement (as defined below) as lenders (together with Bank of America, collectively, the “Lenders”), and Bank of America, as administrative agent (the “Administrative Agent”) for itself and the other Lenders with respect to a certain Amended and Restated Credit Agreement dated as of April 5, 2010 (the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that the Lenders agree to amend certain terms and conditions of the Credit Agreement on the terms and conditions set forth herein; and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1. Definitions.  Capitalized terms that are used herein and are not defined herein  have the meanings given to such terms in the Credit Agreement (after giving effect to the amendments thereof set forth herein).

§2. Ratification of Existing Agreements.  All of the Borrowers’ obligations and liabilities to the Lenders as evidenced by or otherwise arising under the Credit Agreement, the Notes and the other Loan Documents, are, by the Borrowers’ execution of this Agreement, ratified and confirmed in all respects.  In addition, by the Borrowers’ execution of this Agreement, each Borrower represents and warrants that it does not have any defense, counterclaim, or right of set-off or recoupment of any kind with respect to such obligations and liabilities.

§3. Representations and Warranties.  Each Borrower hereby represents and warrants to the Lenders that all of the representations and warranties made by the Borrowers in the Credit Agreement, the Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

§4. Conditions Precedent.  The effectiveness of the amendment contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

(a) Representations and Warranties.  All of the representations and warranties made by the Borrowers herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except to the extent that such representations and warranties relate expressly to an earlier date.

(b) Performance; No Event of Default.  Each Borrower shall have performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and there shall exist no Default or Event of Default.

(c) Corporate or Limited Liability Company Action.  All requisite corporate or limited liability company, as applicable, action necessary for the valid execution, delivery and performance by each Borrower of this Agreement and all other instruments and documents delivered by each Borrower in connection therewith shall have been duly and effectively taken.

(d) Delivery.  The parties hereto shall have executed this Agreement and delivered this Agreement to the Administrative Agent.

(e) Amendments to Subordination Agreements.  The Administrative Agent shall have received amendments to the Subordination Agreements in form and substance satisfactory to the Administrative Agent.

(f) Payment of Fees and Expenses.  The Borrowers shall have paid to the Administrative Agent in immediately available funds all fees and expenses, including reasonable legal fees, incurred by the Administrative Agent in connection with this Agreement, the Credit Agreement or the other Loan Documents on or prior to the date hereof.

§5. Amendments to the Credit Agreement.

(a) Section 4.3.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

4.3.2           Excess Cash Flow Recapture.  For each fiscal year of the Borrowers ending on or after October 31, 2011, the Borrowers shall make a prepayment of the Term Loan in an amount equal to fifty percent (50%) of Consolidated Excess Cash Flow for such fiscal year, such mandatory prepayment to be due and payable on the date one hundred (100) days after the end of each such fiscal year and to be applied against the remaining scheduled installments of principal on the Term Loan in the inverse order of maturity, provided that the amount of such prepayment shall not exceed $500,000 for any fiscal year.

(b) Section 10.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

10.8           Subordinated Debt.  No Borrower will, nor will it permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms of any of the Subordinated Debt or prepay, redeem or repurchase any of the Subordinated Debt, except that the Borrowers may prepay $500,000 in the aggregate of the Seller Subordinated Debt on or before October 1, 2010.

§6. Expenses, Etc.  The Borrowers agree to pay to the Administrative Agent upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements) incurred or sustained by the Administrative Agent in connection with the preparation of this Agreement and related matters.

§7. Miscellaneous Provisions.

(a) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Notes and the other Loan Documents shall remain the same.  The Credit Agreement, as amended hereby, the Notes and the other Loan Documents shall continue in full force and effect, and this Agreement and the Credit Agreement shall be read and construed as one instrument.

(b) This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

(c) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

CRYSTAL ROCK HOLDINGS, INC.

By:	/s/ Peter K. Baker
Name: Peter K. Baker
Title: Chief Executive Officer

CRYSTAL ROCK LLC

By:	/s/ Peter K. Baker
Name: Peter K. Baker
Title: Manager and Chief Executive Officer

BANK OF AMERICA, N.A., as Administrative Agent and Lender

By:	/s/ Christopher T. Phelan
Name: Christopher T. Phelan
Title: Senior Vice President

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